Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Recro Pharma, Inc. of our report dated May 18, 2021 relating to the financial statements of IriSys, LLC as of and for the years ended December 31, 2020 and 2019, which appear in Recro Pharma Inc.’s Current Report on Form 8-K/A filed on September 10, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF San Diego, LLP

PKF San Diego, LLP

(formerly PKF, LLP)

San Diego, California

September 10, 2021